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                                                                       Exhibit 8




                                  July 9, 2002


Deere & Company
One John Deere Place
Moline, IL 61265-8098

John Deere B.V.
Energiestraat 16
NL - 5961 PT Horst
The Netherlands


Ladies and Gentlemen:

     We are acting as special United States federal income tax counsel to Deere & Company, a Delaware corporation (the "Company"), and John Deere B.V., a corporation organized under the laws of The Netherlands ("Deere B.V."), in connection with the filing by the Company and Deere B.V. of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") relating to various securities, including the Company's issuance of its Medium-Term Notes, Series D, Due from 9 Months to 30 Years from Date of Issue and Deere B.V.'s issuance of its Medium-Term Notes, Due from 9 Months to 30 Years from Date of Issue Unconditionally Guaranteed by Deere & Company (together, the "Notes"), as set forth in the prospectus supplement contained in the Registration Statement (the "Prospectus Supplement"), with an aggregate principal amount up to the amount set forth in the Registration Statement.

     The discussion under the heading "United States Federal Income Taxation" in the Prospectus Supplement is our opinion and, subject to the limitations stated therein, accurately describes the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the Notes. The foregoing opinion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed Regulations and temporary Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the heading "United States Federal Income Taxation" in the Prospectus Supplement.


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Deere & Company
John Deere B.V.
July 9, 2002
Page 2




                                        Very truly yours,



                                        /s/  Shearman & Sterling


LMB/SM/CJH